Gulf South Bank Conference New Orleans, LA May 2, 2016 Exhibit 99.1

This presentation contains forward-looking statements, as defined by Federal Securities Laws, relating to present or future trends or factors affecting the operations, markets and products of CenterState Banks, Inc. (CSFL). These statements are provided to assist in the understanding of future financial performance. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to CSFL’s most recent Form 10-Q and Form 10-K filed with the Securities Exchange Commission. CSFL undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this presentation. Forward Looking Statement

4 3 2 10 86 73 92 126 45 45 8 23 28 As of 3/31/16 Headquartered in Davenport, FL on the I-4 Corridor $5.0B in assets $3.1B in loans $4.1B in deposits Company formed: June 2000 72 branches (66 branches pro forma) Correspondent banking segment Corporate Overview Pro Forma Commercial and Retail Banking Offices Correspondent Banking – Client Banks (606)

Banking the Sunshine State

Florida’s $800B economy is 70% larger than any other state in the southeastern United States and maintains an attractive tax policy. If the Sunshine State was a country, Florida’s economy would be the 18th largest in the world – larger than Saudi Arabia, Poland, Chile and Argentina. With a population nearing 20 million and 1,000 more people moving down each day, Florida passed New York as the 3rd most populous state in the US. Why invest in Florida? Source: Bureau of Economic Analysis and US Census Bureau Population Growth

Florida hosted a record of 105 million visitors to the state in 2015. Tourism is on the Rise Source: Visit Florida Florida Historic Visitor Estimates

Single Family Housing is a Tailwind Under supply of housing starts since the crisis exceeds the over supply prior to the crisis. Source: Florida Office of Economic and Demographic Research Over supply Under supply

Existing home sales volume in 2015 surpassed the peak year of 2005. Unemployment is down to 4.9% and the participation rate is on the rise. The inventory of homes for sale is down to a 4.5 month supply. Source: Bureau of Labor Statistics and Florida Realtors Median Sale Price $190K $180K $170K $160K $150K $140K $130K $120K Single Family Residential Improvement Single Family Housing is a Tailwind

Capital Management

Acquisition History

Since 2009, CSFL has completed 13 transactions.

2009

Corresp. Banking Division
Management Lift-out
Silverton Bank
Atlanta, GA
July 2009

Ocala National Bank

Type	FDIC Assisted
Closing Date	January-09
Headquarters	Ocala, FL
Assets ($mm)	$180.5

2010

Olde Cypress Community Bank

Type	FDIC Assisted
Closing Date	July-2010
Headquarters	Clewiston, FL
Assets ($mm)	$155.7

Comm. Nat'l Bank at Bartow

Type	FDIC Assisted
Closing Date	August-2010
Headquarters	Bartow, FL
Assets ($mm)	$64.7

Independent National Bank

Type	FDIC Assisted
Closing Date	August-2010
Headquarters	Ocala, FL
Assets ($mm)	$155.4

2011

Federal Trust Corporation

Type	Whole Bank
Closing Date	November-2011
Headquarters	Sanford, FL
Assets ($mm)	$251.4

2012

Central FL State Bank

Type	FDIC Assisted
Closing Date	January-2012
Headquarters	Belleview, FL
Assets ($mm)	$66.0

Carolina First Bank (TD Bank)

Type	Acquisition of Assets
Closing Date	January- 2011
Assets ($mm)	$126.6

2013

First Guaranty Bank & Trust

Type	FDIC Assisted
Closing Date	January-2012
Headquarters	Jacksonville, FL
Assets ($mm)	$363.7

2014

Gulfstream Bancshares, Inc.

Type	Whole Bank
Closing Date	January-2014
Headquarters	Stuart, FL
Assets ($mm)	$585.3

First Southern Bancorp, Inc.

Type	Whole Bank
Closing Date	June-2014
Headquarters	Boca Raton, FL
Assets ($mm)	$1,052.2

2015

SouthBank, F.S.B.

Type	Acquisition of Assets
Closing Date	July-2015
Assets ($mm)	$14.6

2016

Community Bank of So. FL, Inc.

Type	Whole Bank
Closing Date	March-2016
Headquarters	Homestead, FL
Assets ($mm)	$521

Hometown of Homestead Bk Co.

Type	Whole Bank
Closing Date	March-2016
Headquarters	Homestead, FL
Assets ($mm)	$317

CenterState BANKS, INC.

1Q16 Acquisitions: Community Bank of Florida + National Bank of South Florida

Combined Target Financials (1)

Total Assets = $837 million
Total Loans = $514 million
Total Deposits = $706 million

Attractive Returns

- Mid-teen EPS accretion fully phased-in by 2017
- Price / LTM core pre provision earnings with cost saves = 7.5x (2)
- 3.25 year tangible book value earnback
- Core deposit premium = 3.8% (3)
- Internal rate of return greater than 20.0%

Assumptions

- Buyer merger related expenses = ~ $12 million pre-tax in Q1 '16
- Cost savings = ~ 40% of combined expense base fully phased-in (66% in 2016, 100% in 2017)

CenterState Banks, Inc.

Source: SNL Financial and Company records
Data as of most recent period available
(1) *As of acquisition date, purchase accounting adjustments included*
(2) *Calculated as LTM pre-tax net income plus provision and OREO expenses, less normalized taxes (35%), plus expense savings (on LTM non-interest expense)*
(3) *Combined deal value less targets' tangible common equity as a percentage of targets' core deposits (less than $100,000)*

11

Offices: 66 Assets: $5.0 billion Deposits: $4.1 billion Loans: $3.1 billion CSFL (57) CBKS (11) 1st National (6) Tampa Jacksonville Orlando Winter Haven Miami Port St. Lucie Overview of Pro Forma Franchise Source: SNL Financial Financial data as of 3/31/16 Includes zip codes served of: 33030, 33032, 33033, 33034, 33157, 33193 and 33187 Includes all Florida headquartered institutions with total assets less than $20.0 bn; deposit market share data as of 6/30/15, pro forma for announced transactions Pro Forma Highlights Moves CenterState to the #6 Florida-based bank by deposit market share in the Miami MSA (~ $1.2B in deposits) Combines the #1 and #2 banks in South Miami-Dade County, to have 38% deposit market share (1) Strengthens position as Florida’s #2 community bank by deposit market share (2) Ocala

Significant Branch Overlap Drives Cost Savings South Miami-Dade Market and Deposits by Branch Dollars in millions Source: SNL Financial Grey box denotes branch deposits as of 6/30/15 $29.0 $19.8 $31.9 $179.3 67% of 1st National branches are within 1 mile of a CSFL branch CSFL (7) 1st National (6) $58.3 $15.7 $18.1 $129.8 $5.1 $33.8 $58.8 $9.1 $38.1

Earnings

ROA (Operating) 1 (1) Operating ROAA excludes gain on sale of available for sale securities, other nonrecurring income, merger related expenses, branch closure and efficiency initiatives, and other nonrecurring expense, net of tax.

10 Efficiency Ratio * Efficiency Ratio is defined as follows: [non-interest expense – intangible amortization – credit related expenses – merger related expenses – other nonrecurring expense] / [net interest income (fully tax equivalent) + non-interest income – gain on sale of AFS securities – FDIC indemnification revenue – nonrecurring income]

Operating Earnings Per Share: Historical and Consensus Forecast (1) Operating EPS excludes gain on sale of available for sale securities, other nonrecurring income, merger related expenses, branch closure and efficiency initiatives, and other nonrecurring expense, net of tax. * Excludes gain on sale of available for sale securities, bargain purchase gains, other nonrecurring income, merger related expenses, branch closure and efficiency initiatives, and other nonrecurring expense, net of tax. † Reflects consensus estimate per analyst reports as of 2/22/16.

Operating Performance & Efficiency The Catalysts Ahead

1Q16 Highlights   4Q15   1Q16 Net Income (Loss) $10.4M ($4.8M) Net Operating Income1 $10.8M $14.1M Operating EPS1 $0.23 $0.30 Operating ROA1 1.06% 1.30% NIM 4.37% 4.35% Efficiency Ratio 61% 58% NPL Ratio2 0.87% 0.85% Tier 1 Leverage Capital Ratio 10.5% 9.6% Loan Production $203M $226M Excludes termination of FDIC loss share agreements, merger related expenses, impairment of branch real estate held for sale, and gain on early extinguishment of debt. Excludes PCI loans.

Loan Production by Quarter ($ in millions) * Excludes PCI loans. 10% growth 1Q16* (annualized) $226M new production / $189M funded 41% CRE / 27% C&I / 17% SF / 15% other Pipeline $354M at Mar. 31 versus $266M at Dec. 31 1Q16 Highlights

Operating Leverage Through Branch Consolidation 130% growth in deposits per branch and 100% growth in number of core accounts per branch 37 83 54 66 Jan. 2009 2009 ……to.…… 3/31/16 Mar. 2016 * Number of branches at 3/31/16 less announced branch consolidations. 37 Branches Average Size $27M & 1,200 core accounts 79 Branches Acquired Plus 4 De-novo Branches 54 Branches Consolidated, Closed or Sold 66* Branches Average Size $62M & 2,400 core accounts

Number of Deposit Accounts (000’s) Premium Core Deposit Franchise Cost of Deposits 2011 – 2015 CAGR: 8.2% Deposit Mix vs. Peers † Core deposits defined as non-time deposits. * Source: SNL Financial; as of MRQ available. Peers include the following: ABCB, BNCN, CBF, CCBG, CFNL, CHCO, FBNC, FFIN, FNBC, HOMB, LION, LTXB, OZRK, PNFP, RNST, SBCF, SBSI, SFNC, SSB, STBZ, TOWN, UBSH, UCBI, WSBC

FDIC Loss Share Termination - Potential for Recoveries This graph represents charge-off activity, net of recoveries, on loan pools that remained covered under loss share agreements at 12/31/15. Charge-offs as a % of Average Carrying Balance 0.72% -1.79%

Summary and Investment Thesis Florida is an economic powerhouse and is dramatically improving CenterState is an attractive investment as one of the largest publicly traded banks headquartered in Florida Strong organic loan and deposit growth, along with M&A initiatives, continue to result in positive operating leverage and continued double digit EPS growth year over year Core Deposit Franchise with strong DDA base should result in upside to net interest margin performance in a higher rate environment

Appendix

Total Loans by Type Total Loans Detail                   Loan Type No. of Loans Balance Avg Loan Balance     Residential Real Estate 6,659 $ 800 MM $120,100   CRE Owner Occupied 1,434 $ 592 MM $412,800 CRE Non-Owner Occupied 1,134 $938 MM $827,200   Construction, A&D, & Land 610 $ 131 MM $214,800   Commercial & Industrial 2,612 $ 374 MM $143,200   Consumer & All Other 4,167 $ 76 MM $18,200   Total   16,616   $2,911 MM   $175,200 Total Loan Portfolio as of March 31, 2016 Excluding purchased credit-impaired loans

Loans, excluding PCI loans Yields (TEY) Average Balances ($ in billions) NPAs / Loans & OREO (%) Source: SNL Financial, MRQ presented if current quarter not yet available Nonperforming assets include loans 90 days or more past due, nonaccrual loans, and OREO/ORA; and exclude FDIC covered assets Southeastern peers include ABCB, BNCN, CBF, CCBG, CFNL, CHCO, FBNC, FFIN, FNBC, HOMB, LION, LTXB, OZRK, PNFP, RNST, SBCF, SBSI, SFNC, SSB, STBZ, TOWN, UBSH, UCBI, WSBC. Florida peers include all banks headquartered in Florida with total assets between $500 million and $5 billion. Net Charge-offs (Recoveries) / Average Non PCI loans (%) * annualized

Total Deposits by Type Total Deposits Detail 23 Total Deposit Portfolio as of March 31, 2016                   Deposit Type No. of Deposits Balance Avg Deposit Balance     Demand Deposits 72,797 $ 1,490 MM $20,500   Now Accounts 55,893 $ 756 MM $13,500   Savings Deposits 23,055 $ 342 MM $14,800   Money Market 7,584 $ 872 MM $115,000 Certificates of Deposits 13,339 $ 632 MM $47,400     Total   172,668   $ 4,092 MM   $23,700 Checking Accounts (DDA & NOW) No. of Accounts $ Balance Retail 76% 29% Commercial 24% 71% Top 10 represent 4.4% of total deposits Top 20 represent 6.3% of total deposits Deposit Relationships

Net Interest Margin tax equivalent Quarter to Quarter Comparison  4Q15  1Q16 $ in thousands Average Avg Average Avg Balance Rate Balance Rate Loans $2,363,060 4.42% $2,569,240 4.46% PCI loans 222,685 16.78% 214,998 16.66% Securities 822,386 2.68% 889,488 2.83% Fed funds sold and other 211,112 0.76% 225,302 0.96% Total interest earning assets $3,619,243 4.57% $3,899,028 4.56% Interest bearing deposits $2,072,838 0.26% $2,266,700 0.26% All other 254,544 0.73% 252,672 0.86% Total interest bearing liabilities $2,327,382 0.31% $2,519,372 0.32% NIM, as reported   4.37%   4.35% Less accelerated accretion* (0.08%) (0.12%) NIM, excluding accelerated accretion 4.29% 4.23% NIM - 5 quarter history * PCI and NonPCI loan accelerated accretion of $742 and $1,172 during 4Q15 and 1Q16, respectively.

Non-Interest Income – 1Q16 Components * Includes FDIC Indemnification Asset amortization and indemnification income. ^ Includes gain on early extinguishment of debt.

Non-interest expense, ROE and EPS include corporate overhead allocations. Assumes 8% capital allocation. Correspondent Banking Income Analysis Correspondent Earnings Measures (1)   2010 2011 2012 2013 2014 2015 1Q16†     ROE2 59.07% 25.67% 46.17% 4.46% 11.24% 22.06% 32.24% EPS $0.24 $0.11 $0.19 $0.02 $0.04 $0.14 $0.06

Non-Interest Expense – 1Q16 Components ($1.0) Total non-operating expense includes merger related expenses, impairment on property held for sale and termination of FDIC loss share agreements.

Stock Price Outperformance Over 1, 3 & 5 Year Periods 1 Year: 1/1/15 – 12/31/15 3 Year: 1/1/13 – 12/31/15 Source: SNL Financial 5 Year: 1/1/11 – 12/31/15

Analyst Coverage Source: SNL Financial and/or analysts’ reports. Firm Analyst Report Date Rating Price Target 2016 Operating EPS Estimate 2017 Operating EPS Estimate Hovde Group LLC Joseph Fenech Apr. 25, 2016 Outperform $17.00 $1.21 $1.26 312-386-5909 Keefe, Bruyette & Brady Gailey, CFA Apr. 26, 2016 Market Perform $17.50 $1.20 $1.30 Woods Inc. 404-231-6546 Raymond James Michael Rose Apr. 26, 2016 Outperform 2 $18.00 $1.17 $1.29 Financial Inc. 312-655-2940 Fig Partners LLC John Rodis Apr. 26, 2016 Market Perform $17.00 $1.16 $1.27 314-570-2671

Investor Contacts Ernie Pinner Executive Chairman esp@centerstatebank.com 863-419-7732 John Corbett President & Chief Executive Officer jcorbett@centerstatebank.com 863-294-6383 Jim Antal Chief Financial Officer jantal@centerstatebank.com 863-419-7775 Steve Young Treasurer Chief Operating Officer of Subsidiary Bank syoung@centerstatebank.com 863-294-8108